Exhibit 99.1

Lightwave Logic, Inc. Announces Proposed Public Offering of Common Stock

Englewood, Colorado — December 15, 2025 — Lightwave Logic, Inc. (Nasdaq: LWLG) (the “Company”), a technology platform company leveraging its proprietary electro-optic (EO) polymers to transmit data at higher speeds with less power in a small form factor, today announced that it is proposing to offer and sell its common stock in an underwritten public offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the common stock offered in the public offering to cover over-allotments, if any. All of the common stock is being offered by the Company.

The Company plans to allocate the net proceeds for working capital and other general corporate purposes, and may use a portion of the net proceeds to accelerate its commercialization timeline, accelerate and expand its U.S. production capacity to support customer partnerships and design-ins, to pursue strategic M&A or to invest in complementary technologies or businesses. The Company does not, however, have agreements or commitments to enter into any acquisitions, mergers or investments at this time.

Titan Partners is acting as the sole bookrunner for the offering.

A shelf registration statement relating to the common stock of the Company being offered was filed with the U.S. Securities and Exchange Commission (SEC) on Form S-3 (No. 333-281059) and was declared effective by the SEC on August 5, 2024. The offering is being made only by means of a preliminary prospectus supplement and a final prospectus supplement and the accompanying base prospectus that form a part of the registration statement. Before investing, prospective investors should read the preliminary prospectus supplement, the accompanying base prospectus and the documents incorporated by reference therein for more complete information about the Company and the offering. These documents, including the preliminary prospectus supplement relating to the offering, are available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement, when available, and the accompanying base prospectus relating to the offering may be accessed for free on the SEC’s website at www.sec.gov or obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About Lightwave Logic, Inc.

Lightwave Logic, Inc. (NASDAQ: LWLG) www.lightwavelogic.com is a technology platform company leveraging its proprietary engineered electro-optic (EO) polymers to transmit data at higher speeds with less power in a small form factor. The Company's high activity and high stability organic polymers allow it to create next-generation photonic EO devices that convert data from electrical signals into light/optical signals for applications in telecommunications, and for data transmission potentially used to support generative AI.

For further information, contact:

Ryan Coleman or Nick Teves
Alpha IR Group for Lightwave Logic
lwlg@alpha-ir.com
312-445-2870

Safe Harbor Statements

This release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding the Company's anticipated public offering, including the completion of the public offering on the anticipated terms, if at all. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and in other filings that the Company makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.